 Filed Pursuant to Rule 424(b)(7)
 File No. 333-296897
Prospectus supplement
(To the Prospectus dated June 18, 2026)
Up to 35,114 Shares
Common Stock
This prospectus supplement relates to the offer and sale from time to time by the selling securityholder named herein of up to 35,114 shares of our common stock, par value $0.00001 per share, issuable by us in private transactions pursuant to the Stock Purchase Agreement, dated as of February 11, 2026, as amended (the “Stock Purchase Agreement”) between us and the selling securityholder named herein (the “selling securityholder”). As used herein, the term selling securityholder includes its transferees, pledgees, distributees, donees, and successors.
We are filing this prospectus supplement pursuant to the terms of the Registration Rights Agreement which we have entered into with the selling securityholder, dated as of February 11, 2026 (the “Registration Rights Agreement”).
The selling securityholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus supplement from time to time through negotiated transactions or otherwise at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling securityholder will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the selling securityholder may sell or dispose of its shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling securityholder.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “TWST.” On August 19, 2026, the last reported sale price of our common stock was $142.39 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement, as well as under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 19, 2026.

Prospectus Supplement
Prospectus

EXPLANATORY NOTE
The shares of common stock offered by the selling securityholder pursuant to this prospectus supplement were previously registered for offer and sale on the automatic shelf registration statement on Form S-3 (File No. 333-272428) filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2023 (the “Prior Registration Statement”), which became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The Prior Registration Statement has expired in accordance with Rule 415(a)(5) under the Securities Act, which provides that securities registered on an automatic shelf registration statement may not be sold more than three years after the initial effective date of such registration statement and the offering of securities thereunder has been terminated.
This prospectus supplement, together with the accompanying base prospectus, supersedes any prior prospectus supplement or prospectus relating to the offer and sale of such shares under the Prior Registration Statement.

ABOUT THIS PROSPECTUS SUPPLEMENT
We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section titled “Where You Can Find More Information” on page S-9 of this prospectus supplement and page 17 of the accompanying prospectus.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless the context otherwise requires, the terms “Twist,” “the Company,” “we,” “us,” and “our” in this prospectus supplement refer to Twist Bioscience Corporation and its consolidated subsidiaries.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to, among other matters, future growth, expansion and other expectations regarding future operations, plans and financial performance, expectations plans for product development and licensing to third parties, expectations regarding market penetration, anticipated customer conversions to our products, plans to expand in the international markets and identification and development of potential antibody candidates, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. Forward-looking statements may include, but are not limited to, statements about:
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our ability to increase our revenue and our revenue growth rate;

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our ability to accurately estimate capital requirements and our needs for additional financing;

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our estimates of the size of our market opportunities;

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our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

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our ability to effectively manage our growth and maintain and improve operational efficiency, cost control, and gross margin as we scale;

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our ability to successfully enter new markets and manage our international expansion;

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our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

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our ability to develop and commercialize additional products in the therapeutics, diagnostics, industry and applied, academic research and government and global supply partners revenue industries, including our portfolio of Express products;

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our ability to leverage our investment in our manufacturing infrastructure;

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our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

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costs associated with defending intellectual property infringement and other claims;

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the effects of increased competition in our business;

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our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

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our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development, and customer solutions;

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our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

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the success of our marketing efforts;

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a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

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our ability to attract and retain qualified employees and key personnel;

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the effects of natural or man-made catastrophic events or public health emergencies;

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the effectiveness of our internal controls;

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changes in government regulation affecting our business;

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uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

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other risk factors included under the section titled “Risk Factors” in this prospectus supplement and in our annual report on Form 10-K for the fiscal year ended September 30, 2025 and our subsequent filings with the SEC.

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus supplement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the selling securityholder. We will not receive any proceeds from the sale of the common stock by the selling securityholder. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling securityholder, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling securityholder will bear underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

SELLING SECURITYHOLDER
We have prepared this prospectus supplement to allow the selling securityholder to offer and sell from time to time up to 35,114 shares of our common stock for its own account. We are registering the offer and sale of the shares beneficially owned by the selling securityholder to satisfy certain registration obligations with respect to the shares offered hereby under the Registration Rights Agreement.
The following table sets forth (i) the name of the selling securityholder, (ii) the number of shares currently beneficially owned by the selling securityholder, including the shares over which the selling securityholder has sole or shared voting power or investment power and also any shares that the selling securityholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, (iii) the number of shares that may be offered under this prospectus supplement, and (iv) the number of shares of our common stock beneficially owned by the selling securityholder after completion of this offering, assuming all of the shares covered hereby are sold. We do not know how long the selling securityholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling securityholder regarding the sale or other disposition of any shares. Other than our right to designate one director to Invenra Inc.’s board of directors, to our knowledge, the selling securityholder does not have, or during the three years prior to the date of this prospectus supplement has not had, any position, office, or other material relationships with us or any of our affiliates.
The information set forth in the table below is based upon information obtained from the selling securityholder. Beneficial ownership of the selling securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act.
As used in this prospectus supplement, the term “selling securityholder” includes the selling securityholder and any of its transferees, pledgees, distributees, donees and successors.
	Prior to the Offering		After the Offering
	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned
Invenra Inc.(1)	35,114	35,114	—

(1)
Roland Green, Chief Executive Officer of Invenra, and Timothy Daley, Chief Financial Officer of Invenra, have shared voting and dispositive power over the shares held directly by Invenra Inc., a Delaware corporation (“Invenra”). Messrs. Green and Daley disclaim beneficial ownership of all shares held by Invenra, except to the extent of their indirect pecuniary interest therein.

PLAN OF DISTRIBUTION
The selling securityholder may, from time to time, sell any or all of the shares of common stock beneficially owned by it and offered hereby.
The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling securityholder may effect such transactions by selling the shares of common stock to or through broker-dealers or agents. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by such broker-dealer for its account; and

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in privately negotiated transactions.

The selling securityholder may also sell all or any shares in open market transactions under Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus.
The selling securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. The selling securityholder and any broker-dealer or agent that is involved in selling the shares may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealer or agent and any profit on the resale of the shares purchased by it may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling securityholder has informed us that, except as set forth below, it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If the selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. The selling securityholder may distribute shares to its partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.
There can be no assurance that the selling securityholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the shares. Pursuant to the Registration Rights Agreement, we have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling securityholder may be entitled to contribution. We may be indemnified by the selling securityholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholder specifically for use in this prospectus supplement.

LEGAL MATTERS
Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon the validity of the shares of common stock offered hereby.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or accompanying prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investors.twistbioscience.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Our website address is www.twistbioscience.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which the prospectus is a part the information or documents listed below that we have filed with the SEC:
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Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 filed on February 2, 2026 (and amended on February 26, 2026), May 4, 2026, and August 3, 2026, respectively;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 6, 2026;

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Our Current Reports on Form 8-K filed with the SEC on February 6, 2026, February 17, 2026, and August 5, 2026 (in each case, except for information contained therein which is furnished rather than filed);

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description; and

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All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (844) 362-8978

PROSPECTUS
Twist Bioscience Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

From time to time, we or any selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We or any selling securityholders may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered. We will not receive any of the proceeds from the sale of securities by the selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “TWST”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.
We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (SEC), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
This prospectus only provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, units or any combination of the foregoing securities.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries, if any, unless otherwise specified.
Company Overview
We provide customizable solutions across the biological continuum that enable scientific discovery and development across therapeutics, diagnostics and other high-growth markets. Our proprietary silicon-based platform delivers precision, scale and speed, supporting consistent, high-quality performance across a broad range of applications.
At the core of our platform is a differentiated method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. By integrating proprietary hardware, software and scalable infrastructure, including our e-commerce platform, we achieve high levels of precision, automation and throughput at a lower cost relative to legacy methods.
We have extended this platform beyond DNA synthesis to offer an integrated portfolio that includes multiple products and services, including clonal genes, next-generation sequencing (“NGS”), sample preparation tools, antibody libraries and biologics discovery services. These solutions are designed to improve research efficiency, accelerate development timelines and deliver reproducible, high-quality data. Leveraging the same platform, we also manufacture synthetic RNA, express antibody proteins, perform characterization assays and deliver data to customers and partners.
Our solutions DNA synthesis and protein solutions (“DSPS”) and NGS applications, support a wide range of applications, including traditional and AI-enabled therapeutics discovery, diagnostic development, industrial and applied research, agricultural biotechnology and academic research. By increasing efficiency and scalability in research and development, we support efforts to improve human health and sustainability.
We serve more than 3,800 customers annually across therapeutics, diagnostics, industrial and applied markets, academia, government and global supply partners. Our multi-channel commercial strategy includes direct sales teams aligned to key markets, an e-commerce platform that enables customers to design, validate and order customized products on demand, with real-time pricing and order tracking, a custom API for those wishing to order directly, an inside sales team and OEM agreements with many companies to expand our reach.
Corporate Information
We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
The Securities We May Offer
We may offer shares of common stock, shares of preferred stock, debt securities, warrants, either individually or in units from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “TWST.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.
We refer to our common stock, preferred stock, debt securities, warrants and units in this prospectus as “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”
Use of Proceeds
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise indicated in one or more prospectus supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise of any convertible securities, if any, will be used for general corporate purposes.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWST.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.” Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are also identified by the words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and variations of such words and similar expressions. You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this filing and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Forward-looking statements may include, but are not limited to, statements about:
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our ability to increase our revenue and our revenue growth rate;

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our ability to accurately estimate capital requirements and our needs for additional financing;

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our estimates of the size of our market opportunities;

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our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

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our ability to effectively manage our growth and maintain and improve operational efficiency, cost control and gross margin as we scale;

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our ability to successfully enter new markets and manage our international expansion;

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our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

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our ability to develop and commercialize additional products in the therapeutics, diagnostics, industry and applied, academic research and government and global supply partners revenue industries, including our portfolio of Express products;

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our ability to leverage our investment in our manufacturing infrastructure;

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our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

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costs associated with defending intellectual property infringement and other claims;

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the effects of increased competition in our business;

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our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

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our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development and customer solutions;

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our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

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the success of our marketing efforts;

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a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

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our ability to attract and retain qualified employees and key personnel;

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the effects of natural or man-made catastrophic events or public health emergencies;

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the effectiveness of our internal controls;

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changes in government regulation affecting our business;

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uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

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other risk factors included under the section titled “Risk Factors”

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, future acquisitions or in-licensing of technology or complementary businesses, or other assets, investments in our subsidiaries, stock repurchases or repayment or refinancing of indebtedness. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in a variety of capital preservation instruments or hold as cash.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling securityholders.

SELLING SECURITYHOLDERS
In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling securityholders. Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in an amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are designated as common stock, par value $0.00001 per share, and 10,000,000 shares, are designated as preferred stock, par value $0.00001 per share. As of March 31, 2026, we had 62,154,412 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of the liquidation preferences of any then outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market. The trading symbol for our common stock is “TWST.”
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. Equiniti Trust Company, LLC’s address is 28 Liberty Street, 53rd Floor, New York, New York 10005.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to designate and issue up to the total number of authorized shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated preferred stock
As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on ability of stockholders to act by written consent or call a special meeting
Our certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.
In addition, our bylaws provide that special meetings of the stockholders may be called only by the majority of our board of directors, the chairperson of our board of directors or the chief executive officer (or president in the absence of a chief executive officer). Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Board classification
Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.
No cumulative voting
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Amendment of charter and bylaws provisions
The amendment of the above provisions of our certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of certain provisions of our bylaws also requires approval by the holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.
Delaware anti-takeover statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provisions of the DGCL, our certificate of incorporation or our bylaws, any action or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware or any action asserting a claim against us that is governed by the internal affairs doctrine, subject in each case to the Court of Chancery having personal jurisdiction over the parties named as defendants therein. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, our certificate of incorporation provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. While the Delaware Supreme Court determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers or other employees in a venue other than in the U.S. federal district courts. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.

DESCRIPTION OF OUR DEBT SECURITIES
The debt securities will constitute either senior or subordinated debt of Twist Bioscience Corporation. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION
We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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directly to purchasers;

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a combination of any of these methods of sale; and

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any other method permitted pursuant to applicable law.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investor Relations” page of our website at www.twistbioscience.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:
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Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025 and March 31, 2026, filed on February 2, 2026 (and amended on February 26, 2026) and May 4, 2026, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 6, 2026 and February 17, 2026; and

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (800) 719-0671